EXHIBIT 10.4

NVIDIA CORPORATION
NONSTATUTORY STOCK OPTION
1998 EQUITY INCENTIVE PLAN

TERMS and CONDITIONS of STOCK OPTION
(rev 041304)

This document sets forth the terms of a Stock Option (the “Option”) granted by NVIDIA Corporation, a Delaware corporation (the “Company”), pursuant to its 1998 Equity Incentive Plan (the “Plan”). The Option is evidenced by a Certificate of Stock Option Grant (“Certificate”) displayed at the website of Smith Barney Stock Plan Services (formerly AST StockPlan, Inc.). The Certificate is hereby incorporated herein by reference, including without limitation the information in the Certificate that specifies the person to whom the Option is granted (“Grantee”), the specific details of the grant, and Grantee’s electronic acceptance of the Certificate at the website of Smith Barney Stock Plan Services.

The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees, (including officers), directors and consultants.

The details of your option are as follows:

1.  The total number of shares of Common Stock subject to the Option are set forth in the Certificate. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the limitations contained herein, the Option shall be exercisable with respect to each installment indicated in the Certificate on or after the date of vesting applicable to such installment, as set forth in the Certificate.

2.   (a)  The exercise price of the Option is set forth in the Certificate, being not less than eighty-five percent (85%) of the fair market value of the Common Stock on the date of grant of the Option.

(b)  Payment of the exercise price per share is due in full upon exercise of all or any part of each installment that has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

(i)  Payment of the exercise price per share in cash (including check) at the time of exercise;

(ii)  Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock;

(iii)  Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

(iv)  Payment by a combination of the methods of payment permitted by subparagraph 2(b)(i) through 2(b)(iii) above.

3.  The Option may not be exercised for any number of shares that would require the issuance of anything other than whole shares.

4.  Notwithstanding anything to the contrary contained herein, the Option may not be exercised unless the shares issuable upon its exercise are then registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5.  The term of the Option commences on the date set forth in the Certificate and, unless sooner terminated as set forth below or in the Plan, terminates on the Option Expiration Date set forth on the Certificate. In no event shall the Option Expiration Date be more than ten (10) years from the date the Option is granted, and the Option may not be exercised after the Option Expiration Date. The Option shall terminate prior to the Option Expiration Date, as follows: three (3) months after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

(a)  such termination of employment is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the Option shall terminate on the earlier of the termination date set forth above or twelve (12) months following such termination of employment; or

(b)  such termination of employment is due to your death, in which event the Option shall terminate on the earlier of the termination date set forth above or eighteen (18) months after your death; or

(c)  during any part of such three (3) month period the Option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the Option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of employment.

However, the Option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of the Option.

6.   (a)     The Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

(b)  By exercising the Option you agree that:

(i)  the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of the Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

(ii)  if requested by the Company (or a representative of the underwriters), in connection with the first underwritten registration of the offering of any securities of the Company under the Act, you will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

7.  The Option may be transferred to the extent vested to such persons or entities as determined by the Company, from time to time, however, in the absence of such determination by the Company, the Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.  By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise the Option.

8.  The Option is not an employment contract and nothing in the Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In the event that the Option is granted to you in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

9.  Any notices provided for in the Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

10.  The Option is subject to all the provisions of the Plan, a copy of which is available at the website of Smith Barney Stock Plan Services, and its provisions are hereby made a part of the Option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan shall control.

IN WITNESS WHEREOF, the parties hereunto set their hands as of the date the Certificate is accepted on the website of Smith Barney Stock Plan Services.

NVIDIA CORPORATION

Jen-Hsun Huang
President and Chief Executive Officer

GRANTEE

(Acceptance designated electronically at the website of Smith Barney Stock Plan Services.)